EXHIBIT 1
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  IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
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  Citigroup Global Markets Inc. is a broker or dealer registered under Section
  15 of the Act (15 U.S.C. 78o)

  Each of the undersigned hereby affirms the indentification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.


  Date: May 10, 2010

                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.



                      By: /s/ Douglas Turnbull
                         --------------------------------------------
                         Name:  Douglas Turnbull
                         Title: Assistant Secretary



                      CITIGROUP INC.



                      By: /s/ Douglas Turnbull
                         --------------------------------------------
                         Name:   Douglas Turnbull
                         Title:  Assistant Secretary